U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): August 1, 2005

                         American Petroleum Group, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

           000-49950                               98-0232018
     ---------------------              ---------------------------------
     (Commission File No.)              (IRS Employer Identification No.)

                              1400 N. Gannon Drive
                                    2nd Floor
                            Hoffman Estates, IL 60194
                                 (847) 805-0125
              (Address and telephone number of principal executive
                         offices and place of business)

                         American Capital Alliance, Inc.
          -------------------------------------------------------------
          (former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 -- Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective August 1, 2005, the following Director resigned from the Board of Directors and/or Principal Officers of the registrant.

         James W. Zimbler           Director and Interim President
         William Bossung            Director

The Directors resigning have stated in their resignation letters that their resignation does not in any way imply or infer that there is any dispute or disagreement relating to the Company's operations, policies or practices.

Each resigning Director has been provided a copy of his disclosure, no less that the day the Registrant is filing the disclosure with the Commission. Each Director will be given an opportunity to furnish the Registrant a letter or response, that he agrees with the statements made by the Registrant in this
Section 5.02, and if not, stating the respects in which he does not agree.

The following individual has been appointed by to our Board of Directors, effective August 1, 2005:

Name                 Age   Position
-----------------------------------
George Campbell      39    President
James Carroll        54    Director and Chief Accounting/Financial Officer

George Campbell, President and CEO

From 2001 until 2005 , Mr. Campbell was President of George Campbell Consulting, where he was responsible for the entire operation. From 2000 until 2001, Mr. Campbell was a Business Strategy Consultant for Scient Corp., where he was responsible for providing clients with business advice as it related to internet activities. From 1997 until 2000, Mr. Campbell was with Navistar International Transportation Corp., where he had a variety of positions, most recently Director of Strategic Planning for the Truck Group. He was responsible for leading the leadership of the Truck Group through processes of reorganization and strategy development.

Mr. Campbell comes to American Petroleum with a distinguished track record that includes over 13 years of management experience in both start-up and large company manufacturing. He spent 8 years with AlliedSignal and Navistar International as a finance and strategy leader, where he led multiple restructuring, cost, business development, and quality improvement efforts. Most recently, Mr. Campbell's background includes extensive experience as a consultant to both emerging growth and well established businesses the areas of cost competitiveness and quality improvement. Mr. Campbell has been a business consultant to both start ups and Fortune 1000 clients since 2000, with a focus on strategic restructurings and quality improvements. Prior to that, Mr. Campbell worked for both Navistar International and AlliedSignal in various finance and strategy positions. He has an MBA from the University of Michigan and a BA from the University of Wisconsin.


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

James J. Carroll, 54, Chief Financial Officer

James J. Carroll was appointed our Chief Financial Officer in March, 2005 and was the founder of Kevney Consulting Group, Ltd (Kevney), and has been active in Kevney since 2001. Kevney provides diversified financial and management services to its clients, including merger and acquisition, reorganization and debt financing consulting and interim chief financial officer services. Mr. Carroll has over 30 years of financial experience, including 13 years in public accounting with 5 years as a partner with a regional public accounting firm. He also has over 15 years of experience in private industry, including positions as COO and CFO for various manufacturing and distribution companies.

Section 9 -- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

      (a)   Financial Statements of business acquired

            To be filed by Amendment

      (b)   Pro forma financial information

            To be filed by Amendment

      (c)   Exhibits

                  Exhibit 17.1 Letter of Resignation of James W. Zimbler
                  Exhibit 17.2 Letter of Resignation of William Boussung


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2005

                                          American Petroleum Group, Inc.


                                          By: George Campbell
                                          ------------------------------
                                          George Campbell, President